Exhibit 4.4

WARRANT ASSIGNMENT AND ASSUMPTION AGREEMENT

TRITIUM DCFC LIMITED,

DECARBONIZATION PLUS ACQUISITION CORPORATION II,

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Dated [●], 2022

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of [●], 2022 (the “Effective Date”), by and among Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”), Tritium DCFC Limited, an Australian public company limited by shares (“DCFC”), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, “Computershare”).

WHEREAS, DCRN and Continental have previously entered into a warrant agreement, dated as of February 3, 2021 (attached hereto as Annex I, the “Warrant Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below)) governing the terms of DCRN’s outstanding warrants to purchase shares of DCRN’s Class A Common Stock;

WHEREAS, pursuant to the Business Combination Agreement, dated as of May 25, 2021, as amended (as may be amended from time to time, the “Business Combination Agreement”), by and among DCRN, DCFC, Hulk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of DCFC, and Tritium Holdings Pty Ltd, an Australian proprietary company limited by shares, the parties intend to consummate a business combination on or about the date hereof (the “Business Combination”);

WHEREAS, in connection with the Business Combination and pursuant to the Business Combination Agreement, each warrant to purchase shares of DCRN’s Class A Common Stock, including (a) 13,416,667 warrants sold to the public in DCRN’s initial public offering (the “DCRN IPO” and such warrants, the “DCRN Public Warrants”), (b) 7,366,667 warrants issued to Decarbonization Plus Acquisition Sponsor II, LLC, a Delaware limited liability company (“DCRN Sponsor”) and certain of DCRN’s independent directors in connection with the DCRN IPO (the “DCRN Private Placement Warrants” and together with the DCRN Public Warrants, the “DCRN Warrants”) and (c) [1,000,000] DCRN Private Placement Warrants issued to DCRN Sponsor pursuant to a working capital loan made by DCRN Sponsor to DCRN, will convert into warrants to purchase an equal number of ordinary shares in the capital of DCFC (“DCFC Ordinary Shares”) (as converted, such DCRN Public Warrants being referred to as “Public Warrants,” such DCRN Private Placement Warrants being referred to as “Private Placement Warrants” and such DCRN Warrants being referred to as “Warrants”) and be governed by the Amended and Restated Warrant Agreement to be entered into on or about the date here by DCFC and Computershare (the “Amended and Restated Warrant Agreement”);

WHEREAS, in connection with the foregoing, DCRN, DCFC, Continental and Computershare wish that (i) DCFC shall assume by way of assignment and assumption all of the liabilities, duties and obligations of DCRN under and in respect of the Warrant Agreement, (ii) Computershare shall be appointed as successor warrant agent under the Warrant Agreement and (iii) DCRN and the Continental shall be released from all liabilities, duties and obligations under and in respect of the Warrant Agreement; and

WHEREAS, Continental consents to the assignment and assumption of the Warrant Agreement from DCRN to DCFC and wishes to release DCRN from its liabilities, duties and obligations under and in respect of the Warrant Agreement and DCRN consents to the assignment and assumption of the Warrant Agreement from Continental to Computershare and wishes to release Continental from its liabilities, duties and obligations under and in respect of the Warrant Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Assignment and Assumption. In accordance with Section 8.2 and Section 9.1 of the Warrant Agreement:

(a)

DCFC shall be substituted for DCRN in the Warrant Agreement and shall become obligated to perform all of the liabilities, duties and obligations of DCRN under and in respect of the Warrant Agreement. DCFC undertakes full performance of the Warrant Agreement in the place of DCRN and hereby agrees to faithfully and fully perform the Warrant Agreement as if DCFC had been the original party thereto.

(b)

Computershare shall be substituted for Continental in the Warrant Agreement and shall be vested with the same powers, rights, liabilities, duties, obligations and responsibilities as if it had been originally named as warrant agent under the Warrant Agreement; provided that, in no event shall Computershare be liable for the actions or omissions of Continental under the Warrant Agreement prior to this assignment and assumption. Computershare undertakes full performance of the Warrant Agreement in the place of Continental.

(c)

Continental and DCRN shall be irrevocably and unconditionally released from their liabilities, duties and obligations under and in respect of the Warrant Agreement, and their respective rights against each other under and in respect of the Warrant Agreement shall be cancelled.

(d)	DCFC shall owe to Computershare all the rights that were, immediately prior to the assignment and assumption, owed to Continental under and in respect of the Warrant Agreement.

(e)

Computershare shall perform and discharge all liabilities, duties and obligations under and in respect of the Warrant Agreement and be bound by its terms in every way as if DCFC had been the original party thereto in place of DCRN.

(f)

DCFC shall perform and discharge all liabilities, duties and obligations under and in respect of the Warrant Agreement and be bound by its terms in every way as if Computershare had been the original party thereto in place of Continental.

2.

Amendment and Restatement of Warrant Agreement. At the closing of the Business Combination, pursuant to Section 9.8 of the Warrant Agreement, DCFC and Computershare shall enter into the Amended and Restated Warrant Agreement to reflect that, effective upon consummation of the Business Combination, each Public Warrant and Private Placement Warrant will entitle the holder to purchase DCFC Ordinary Shares in accordance with the terms and subject to the conditions set forth in the Amended and Restated Warrant Agreement.

3.

Release of DCRN and Continental from Liabilities. In consideration of this assignment and assumption, DCRN and Continental shall be released and discharged of all liabilities, duties and obligations to perform under the Warrant Agreement as of the date hereof, and shall be fully relieved of all liability to DCFC or Computershare arising out of the Warrant Agreement.

4.	Effectiveness. This Agreement shall be effective as of the Effective Date.

5.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

6.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

7.	Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TRITIUM DCFC LIMITED

By:
Name: [●]
Title: [●]

DECARBONIZATION PLUS ACQUISITION CORPORATION II

By:
Name: [●]
Title: [●]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: [●]
Title: [●]

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name: [●]
Title: [●]